Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Mark C. Layton	Todd Fromer / Garth Russell
Senior Partner and Chief Executive Officer	Investor Relations
or Thomas J. Madden	KCSA Strategic Communications
Senior Partner and Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com
PFSweb Reports Third Quarter 2009 Results
- - -
PLANO, Texas, November 13, 2009 — PFSweb, Inc. (Nasdaq: PFSW), an international business process outsourcing services provider of end-to-end web commerce solutions and an online discount retailer, today announced its financial results for the third quarter and nine months ended September 30, 2009.
“Our consolidated results for the third quarter reflect a sequential improvement versus our June 2009 quarter, driven by the ramp up of new Service Fee business client activity, further cost reduction initiatives implemented within all our business segments and certain incremental inventory cost related adjustments. We believe we have taken the necessary steps to manage costs without sacrificing our ability to grow in the direct to consumer (“D2C”) market or limiting our ability to win new Service Fee business clients,” stated Mark Layton, Chairman and Chief Executive Officer of PFSweb. “I am especially pleased with the new End2End solution for our Service Fee business, which has significantly enhanced our ability to compete for and win new client agreements. In just the past year since it was launched, we have proven what a game changer this new solution can be, winning new client agreements against our competition. We are currently in the process of launching these new client agreements, which are in different stages of being rolled out. Further, I am encouraged that our eCOST.com subsidiary continues to show bottom line improvement even on lower revenue levels. Recently announced new marketing programs at eCOST.com have been effective in increasing web traffic, boosting the number of repeat shoppers and expanding our Platinum membership program.
“I am upbeat about the outlook for the coming year in terms of growth in both our eCost.com and Service Fee business segments. We continue to maintain a solid financial position to support our operations, with more than $17 million in cash, cash equivalents and restricted cash and we are maintaining our target to achieve breakeven to positive free cash flow for calendar year 2009,” continued Mr. Layton.
Summary of consolidated results for the quarter ended September 30, 2009:
PFSweb’s September 30, 2009 results, while sequentially improved versus the June 2009 quarter, reflect a decrease as compared to the third quarter of 2008 primarily due to the global economic environment and changes to the company’s client mix, including the impact of the non-renewal of its agreement with its largest Service Fee business client earlier this year.

•	Total reported revenue was $85.6 million compared to $109.9 million for the third quarter of 2008;

•	Adjusted EBITDA (as defined) was $1.2 million versus $2.5 million for the third quarter of 2008;

•	Net loss was $846,000, or $0.09 per basic and diluted share, compared to net income of $43,000, or $0.00 per basic and diluted share, for the third quarter of 2008;

•	Non-GAAP net loss (as defined) was $723,000, or $0.07 per basic and diluted share, compared to non-GAAP net income of $354,000, or $0.04 per basic and diluted share, for the third quarter of 2008; and

•	Total cash, cash equivalents and restricted cash equaled $17.8 million as of September 30, 2009 compared to $18.1 million as of December 31, 2008.
Summary of consolidated results for the nine months ended September 30, 2009:
•	Total reported revenue was $256.9 million, compared to $339.1 million for the nine months ended September 30, 2008;

•	Adjusted EBITDA (as defined) was $3.1 million versus $7.7 million for the nine months ended September 30, 2008;

•	Net loss was $3.6 million, or $0.36 per basic and diluted share, compared to net income of $0.5 million, or $0.05 per basic and diluted share, for the nine month period ended September 30, 2008;

•	Non-GAAP net loss (as defined) was $3.2 million, or $0.33 per basic and diluted share, compared to non-GAAP net income of $1.6 million, or $0.16 per basic and diluted share, for the nine months ended September 30, 2008;
Summary of results by business:
Service Fee Business:
For the third quarter of 2009, Service Fee revenue was $13.1 million, compared with $22.9 million for the same period in 2008. This decline was primarily due to the non-renewal of a U.S. Government agency client relationship and lower activity among existing clients as a result of the economy, partially offset by increased service fees generated from new service contract relationships. The Service Fee business reported Adjusted EBITDA of $(0.8) million for the third quarter of 2009, compared to Adjusted EBITDA of $1.5 million for the same period last year.
For the nine months ended September 30, 2009, Service Fee revenue was $42.6 million, compared with $65.0 million for the same period in 2008. This decline was primarily due to the non-renewal of a U.S. Government agency client relationship and lower activity among existing clients as a result of the economy, partially offset by increased service fees generated from new service contract relationships. The Service Fee business reported Adjusted EBITDA of $(0.5) million for the nine months ended September 30, 2009, compared to $4.2 million for the same period last year.
Mike Willoughby, President of PFSweb’s Services division, commented, “After experiencing a set back with the non-renewal of a U.S. Government agency client, which officially ended in the second quarter of 2009, we have been focused on winning new service fee agreements and implementing a number of disciplined cost reduction initiatives. The Service Fee revenue and operating results for the September 2009 quarter reflect an improvement compared to the June 2009 quarter. We are excited about several additional new Service Fee client programs being rolled out in the fourth quarter of

2009, as well as additional recent client wins, which are currently expected to be implemented during the first half of calendar year 2010. As we have previously stated, our new End2End Solution offering has been very well received by the market, resulting in a number of new client wins this year and a robust pipeline of potential new agreements.”
Supplies Distributors Business:
For the third quarter of 2009, Supplies Distributors revenue was $45.1 million, compared to $55.4 million for the same period last year. Adjusted EBITDA was $2.2 million for the third quarter of 2009, compared to $1.4 million for the same period last year.
For the nine months ended September 30, 2009, Supplies Distributors revenue was $135.7 million, compared to $177.8 million for the same period last year. Adjusted EBITDA was $4.6 million for the nine month period of 2009, compared to $5.1 million for nine month period in 2008.
Mr. Willoughby concluded, “While the decline in activity for the Supplies Distributors business due to the overall global economic environment is disappointing, this business continues to be profitable with steady net income each quarter. The September 2009 quarter results benefited from certain inventory cost related adjustments which we do not anticipate will continue to occur at a similar level in future quarters.”
eCOST.com Business:
For the third quarter of 2009, eCOST.com revenue was $20.6 million, compared to $23.7 million for the same period in 2008. While revenue from our business-to-business (B2B) segment experienced moderate growth over the prior year, this growth was more than offset by a decline in our business-to-consumer (B2C) segment. Primarily as a result of cost reductions, Adjusted EBITDA for eCOST.com in the quarter improved to $(0.2) million, as compared to $(0.5) million for the same period last year.
For the nine months ended September 2009, eCOST.com revenue was $61.8 million, compared to $74.7 million for the same period in 2008. Revenue from both our B2B and BTC segments declined as compared to the prior year. Once again, primarily as a result of cost reductions, Adjusted EBITDA for eCOST.com in the nine month period ended September 30, 2009 improved to $(0.9) million, as compared to $(1.7) million for the same period last year.
“The improvements we have made to the eCOST.com business have allowed us to minimize its net loss even on lower revenue levels we have experienced during the difficult economic environment over the past 9 months. We believe that the streamlined infrastructure we have implemented and the effective promotional and marketing programs we have launched will enable us to benefit from stronger results as the economy recovers. This past week eCOST.com launched two new high profile marketing tools, Secret Sale and Make an Offer, that we believe will provide the business with another set of tools to efficiently acquire new customers and generate incremental revenue opportunities. In fact, our beta test of the Secret Sale program increased the number of unique visitors to eCOST.com’s site by more than 75%,” stated Mr. Layton.
“In addition to expanding the scale of our overall business and diversifying our revenue base, eCOST.com has offered us the ability to test new web-commerce technologies that we can utilize in our Services Fee business and offer to our clients. This has been an extremely effective way to improve our technology and eCommerce platforms for existing clients and adds to our value proposition and appeal as we target new Service Fee business clients,” concluded Mr. Layton.

Conference Call Information
Management will host a conference call at 10:00 am Central Time (11:00 am Eastern Time) on Friday, November 13, 2009, to discuss the latest corporate developments and results. To listen to the call, please dial (888) 562-3356 and enter the pin number (40783637) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.
A digital replay of the conference call will be available through December 13, 2009 at (800) 642-1687, pin number (40783637). The replay also will be available at the Company’s website for a limited time.
Non-GAAP Financial Measures
This news release contains the non-GAAP measures free cash flow, non-GAAP net income (loss), Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA.
Free cash flow is defined as net cash provided by operating activities less capital expenditures.
Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, amortization of identifiable intangible assets and impairment of goodwill and identifiable intangible assets.
EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation and impairment of goodwill and identifiable intangible assets.
Free cash flow, non-GAAP net income (loss), EBITDA and Adjusted EBITDA are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. Free cash flow is used as a supplemental financial measure in our evaluation of liquidity and financial strength. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, amortization of intangible assets and impairment of goodwill and intangible assets and EBITDA and Adjusted EBITDA further eliminates the effect of financing, income taxes, and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance.
PFSweb believes these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.
About PFSweb, Inc.
PFSweb develops and deploys comprehensive end-to-end eCommerce solutions for Fortune 1000, Global 2000 and brand name companies, including interactive marketing services, global fulfilment and logistics and high-touch customer care.. The company serves a multitude of industries and company types, including such clients as LEGO, Riverbed, InfoPrint Solutions Company (a joint venture company owned by Ricoh and International Business Machines), Hawker Beechcraft Corp., Rene Furterer USA, Roots Canada Ltd. and Xerox.
Through its wholly owned eCOST.com subsidiary, PFSweb also serves as a leading multi-category online discount retailer of high-quality new, “close-out” and manufacturer recertified brand-name merchandise for consumers and small to medium size business buyers. The eCOST.com brand markets more than 300,000 different products from leading manufacturers such as Sony, Hewlett-Packard, Denon, JVC, Canon, Nikon, Panasonic, Toshiba, Microsoft, Dyson, Kitchen Aid, Braun, Black & Decker, Cuisinart, Coleman, and Citizen primarily over the Internet and through direct marketing.
To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit the company’s websites at http://www.pfsweb.com and http://www.ecost.com .
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2008 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report and the Risk Factors described therein. These factors include: our ability to retain and expand relationships with existing clients and attract and implement new clients; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients’ projections or transaction volume or product sales; our dependence upon our agreements with IBM and Infoprint Solutions; our dependence upon our agreements with our major clients; our client mix, their business volumes and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the e-commerce, outsourcing, government regulation both foreign and domestic and the market for our services; whether we can continue and manage growth; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer and supplier concentration of our business; the reliance on third-party subcontracted services; the unknown effects of possible system failures and rapid changes in technology; foreign currency risks and other risks of operating in foreign countries; potential litigation; potential delisting; our dependency on key personnel; the impact of new accounting standards and changes in existing accounting rules or the interpretations of those rules; our ability to raise additional capital or obtain additional financing; our ability and the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; relationship with and our guarantees of certain of the liabilities and indebtedness of our subsidiaries; taxation on the sale of our products; eCOST’s ability to maintain existing and build new relationships with manufacturers and vendors and the success of its advertising and marketing efforts; eCOST’s ability to increase its sales revenue and sales margin and improve operating efficiencies and eCOST’s ability to generate a profit and cash flows sufficient to cover the values of its intangible assets. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES:
Product revenue, net	$65,713	$79,157	$197,522	$252,496
Service fee revenue	13,118	22,900	42,604	64,966
Pass-thru revenue	6,776	7,852	16,748	21,600

Total revenues	85,607	109,909	256,874	339,062

COSTS OF REVENUES:
Cost of product revenue	59,611	73,128	180,746	233,475
Cost of service fee revenue	9,674	15,588	30,406	44,537
Cost of pass-thru revenue	6,776	7,852	16,748	21,600

Total costs of revenues	76,061	96,568	227,900	299,612

Gross profit	9,546	13,341	28,974	39,450

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	9,972	12,454	31,283	36,397
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	26	202	79	605

Total operating expenses	9,998	12,656	31,362	37,002

Income (loss) from operations	(452)	685	(2,388)	2,448
INTEREST EXPENSE, NET	288	426	967	1,123

Income (loss) before income taxes	(740)	259	(3,355)	1,325
INCOME TAX PROVISION (BENEFIT)	106	216	268	806

NET INCOME (LOSS)	$(846)	$43	$(3,623)	$519

NON-GAAP NET INCOME (LOSS)	$(723)	$354	$(3,235)	$1,562

NET INCOME (LOSS) PER SHARE:
Basic	$(0.09)	$0.00	$(0.36)	$0.05

Diluted	$(0.09)	$0.00	$(0.36)	$0.05

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	9,931	9,913	9,927	9,902

Diluted	9,931	9,972	9,927	9,991

EBITDA	$1,088	$2,361	$2,803	$7,267

ADJUSTED EBITDA	$1,185	$2,470	$3,112	$7,705

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2008.

PFSweb, Inc. and Subsidiaries
Reconciliation of certain Non-GAAP Items to GAAP
(In Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
NET INCOME (LOSS)	$(846)	$43	$(3,623)	$519
Income tax expense (benefit)	106	216	268	806
Interest expense	288	426	967	1,123
Depreciation and amortization	1,540	1,676	5,191	4,819

EBITDA	$1,088	$2,361	$2,803	$7,267
Stock-based compensation	97	109	309	438

ADJUSTED EBITDA	$1,185	$2,470	$3,112	$7,705

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
NET INCOME (LOSS)	$(846)	$43	$(3,623)	$519
Stock-based compensation	97	109	309	438
Amortization of identifiable intangible assets	26	202	79	605

NON-GAAP NET INCOME (LOSS)	$(723)	$354	$(3,235)	$1,562

NET INCOME (LOSS) PER SHARE:
Basic	$(0.09)	$0.00	$(0.36)	$0.05

Diluted	$(0.09)	$0.00	$(0.36)	$0.05

NON-GAAP NET INCOME (LOSS) Per Share:
Basic	$(0.07)	$0.04	$(0.33)	$0.16

Diluted	$(0.07)	$0.04	$(0.33)	$0.16

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	September 30,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,824	$16,050
Restricted cash	2,021	2,008
Accounts receivable, net of allowance for doubtful accounts of $629 and $980 at September 30, 2009 and December 31, 2008, respectively	34,790	44,546
Inventories, net of reserves of $2,016 and $2,124 at September 30, 2009 and December 31, 2008, respectively	36,461	47,186
Other receivables	14,076	13,072
Prepaid expenses and other current assets	4,532	3,802

Total current assets	107,704	126,664

PROPERTY AND EQUIPMENT, net	10,988	12,106
IDENTIFIABLE INTANGIBLES	843	961
GOODWILL	3,602	3,602
OTHER ASSETS	1,524	1,188

Total assets	124,661	144,521

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$20,191	$22,251
Trade accounts payable	50,481	61,988
Accrued expenses	20,123	21,054

Total current liabilities	90,795	105,293

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	1,910	4,951
OTHER LIABILITIES	1,621	1,192

Total liabilities	94,326	111,436

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.001 par value; 35,000,000 shares authorized; 9,949,551 and 9,935,095 shares issued at September 30, 2009 and December 31, 2008, respectively; and 9,931,190 and 9,916,734 outstanding as of September 30, 2009 and December 31, 2008, respectively	10	10
Additional paid-in capital	93,050	92,728
Accumulated deficit	(65,016)	(61,393)
Accumulated other comprehensive income	2,376	1,825
Treasury stock at cost, 18,361 shares	(85)	(85)

Total shareholders’ equity	30,335	33,085

Total liabilities and shareholders’ equity	$124,661	$144,521

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended September 30, 2009
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated

REVENUES:
Product revenue, net	$—	$45,120	$20,593	$—	$65,713
Service fee revenue	13,118	—	—	—	13,118
Service fee revenue — affiliate	1,598	—	—	(1,598)	—
Pass-thru revenue	6,778	—	—	(2)	6,776

Total revenues	21,494	45,120	20,593	(1,600)	85,607

COSTS OF REVENUES:
Cost of product revenue	—	40,881	18,730	—	59,611
Cost of service fee revenue	10,295	—	—	(621)	9,674
Cost of pass-thru revenue	6,778	—	—	(2)	6,776

Total costs of revenues	17,073	40,881	18,730	(623)	76,061

Gross profit	4,421	4,239	1,863	(977)	9,546

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,797	2,077	2,076	(977)	9,973
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	26	—	26

Total operating expenses	6,797	2,077	2,102	(977)	9,999

Income (loss) from operations	(2,376)	2,162	(239)	—	(453)
INTEREST EXPENSE (INCOME), NET	(54)	333	9	—	288

Income (loss) before income taxes	(2,322)	1,829	(248)	—	(741)
INCOME TAX PROVISION (BENEFIT)	(508)	604	9	—	105

NET INCOME (LOSS)	$(1,814)	$1,225	$(257)	$—	$(846)

NON-GAAP NET INCOME (LOSS)	$(1,717)	$1,225	$(231)	$—	$(723)

EBITDA	$(931)	$2,170	$(152)	$—	$1,087

ADJUSTED EBITDA	$(834)	$2,170	$(152)	$—	$1,184

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(1,814)	$1,225	$(257)	$—	$(846)
Income tax expense (benefit)	(508)	604	9	—	105
Interest expense (income)	(54)	333	9	—	288
Depreciation and amortization	1,445	8	87	—	1,540

EBITDA	$(931)	$2,170	$(152)	$—	$1,087
Stock-based compensation	97	—	—	—	97

ADJUSTED EBITDA	$(834)	$2,170	$(152)	$—	$1,184

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(1,814)	$1,225	$(257)	$—	$(846)
Stock-based compensation	97	—	—	—	97
Amortization of intangible assets	—	—	26	—	26

NON-GAAP NET INCOME (LOSS)	$(1,717)	$1,225	$(231)	$—	$(723)

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Nine Months Ended September 30, 2009
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$135,720	$61,802	$—	$197,522
Service fee revenue	42,604	—	—	—	42,604
Service fee revenue — affiliate	5,393	—	—	(5,393)	—
Pass-thru revenue	16,815	—	—	(67)	16,748

Total revenues	64,812	135,720	61,802	(5,460)	256,874

COSTS OF REVENUES:
Cost of product revenue	—	124,816	55,930	—	180,746
Cost of service fee revenue	32,310	—	—	(1,904)	30,406
Cost of pass-thru revenue	16,815	—	—	(67)	16,748

Total costs of revenues	49,125	124,816	55,930	(1,971)	227,900

Gross profit	15,687	10,904	5,872	(3,489)	28,974

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	21,447	6,345	6,980	(3,489)	31,283
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	79	—	79

Total operating expenses	21,447	6,345	7,059	(3,489)	31,362

Income (loss) from operations	(5,760)	4,559	(1,187)	—	(2,388)
INTEREST EXPENSE (INCOME), NET	(135)	1,087	15	—	967

Income (loss) before income taxes	(5,625)	3,472	(1,202)	—	(3,355)
INCOME TAX PROVISION (BENEFIT)	(623)	873	18	—	268

NET INCOME (LOSS)	$(5,002)	$2,599	$(1,220)	$—	$(3,623)

NON-GAAP NET INCOME (LOSS)	$(4,693)	$2,599	$(1,141)	$—	$(3,235)

EBITDA	$(850)	$4,585	$(932)	$—	$2,803

ADJUSTED EBITDA	$(541)	$4,585	$(932)	$—	$3,112

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(5,002)	$2,599	$(1,220)	$—	$(3,623)
Income tax expense (benefit)	(623)	873	18	—	268
Interest expense (income)	(135)	1,087	15	—	967
Depreciation and amortization	4,910	26	255	—	5,191

EBITDA	$(850)	$4,585	$(932)	$—	$2,803
Stock-based compensation	309	—	—	—	309

ADJUSTED EBITDA	$(541)	$4,585	$(932)	$—	$3,112

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(5,002)	$2,599	$(1,220)	$—	$(3,623)
Stock-based compensation	309	—	—	—	309
Amortization of intangible assets	—	—	79	—	79

NON-GAAP NET INCOME (LOSS)	$(4,693)	$2,599	$(1,141)	$—	$(3,235)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of September 30, 2009
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,037	$1,878	$2,909	$—	$15,824
Restricted cash	1,550	249	222	—	2,021
Accounts receivable, net	14,241	18,990	1,670	(110)	34,791
Inventories, net	—	32,439	4,022	—	36,461
Other receivables	—	14,076	—	—	14,076
Prepaid expenses and other current assets	2,823	1,550	158	—	4,531

Total current assets	29,651	69,182	8,981	(110)	107,704

PROPERTY AND EQUIPMENT, net	10,510	63	415	—	10,988
NOTES RECEIVABLE FROM AFFILIATES	20,845	—	—	(20,845)	—
INVESTMENT IN AFFILIATES	(381)	—	—	381	—
IDENTIFIABLE INTANGIBLES	395	—	448	—	843
GOODWILL	—	—	3,602	—	3,602
OTHER ASSETS	1,385	—	139	—	1,524

Total assets	62,405	69,245	13,585	(20,574)	124,661

LIABILITIES AND SHAREHOLDERS EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$8,017	$12,174	$—	$—	$20,191
Trade accounts payable	6,869	36,681	7,040	(110)	50,480
Accrued expenses	12,551	5,159	2,414	—	20,124

Total current liabilities	27,437	54,014	9,454	(110)	90,795

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	1,910	—	—	—	1,910
NOTES PAYABLE TO AFFILIATES	—	5,005	15,840	(20,845)	—
OTHER LIABILITIES	1,563	—	58	—	1,621

Total liabilities	30,910	59,019	25,352	(20,955)	94,326

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	10	—	19	(19)	10
Capital contributions		1,000		(1,000)	—
Additional paid-in capital	93,050	—	28,059	(28,059)	93,050
Retained earnings (accumulated deficit)	(63,844)	6,458	(39,838)	32,208	(65,016)
Accumulated other comprehensive income	2,364	2,768	(7)	(2,749)	2,376
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	31,495	10,226	(11,767)	381	30,335

Total liabilities and shareholders’ equity	$62,405	$69,245	$13,585	$(20,574)	$124,661

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended September 30, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$55,448	$23,709	$—	$79,157
Service fee revenue	22,900	—	—	—	22,900
Service fee revenue — affiliate	1,886	—	—	(1,886)	—
Pass-thru revenue	7,859	—	—	(7)	7,852

Total revenues	32,645	55,448	23,709	(1,893)	109,909

COSTS OF REVENUES:
Cost of product revenue	—	51,604	21,524	—	73,128
Cost of service fee revenue	16,265	—	—	(677)	15,588
Cost of pass-thru revenue	7,859	—	—	(7)	7,852

Total costs of revenues	24,124	51,604	21,524	(684)	96,568

Gross profit	8,521	3,844	2,185	(1,209)	13,341

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	8,515	2,417	2,731	(1,209)	12,454
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	202	—	202

Total operating expenses	8,515	2,417	2,933	(1,209)	12,656

Income (loss) from operations	6	1,427	(748)	—	685
INTEREST EXPENSE (INCOME), NET	(50)	466	10	—	426

Income (loss) before income taxes	56	961	(758)	—	259
INCOME TAX PROVISION (BENEFIT)	(213)	429	—	—	216

NET INCOME (LOSS)	$269	$532	$(758)	$—	$43

NON-GAAP NET INCOME (LOSS)	$378	$532	$(556)	$—	$354

EBITDA	$1,432	$1,429	$(500)	$—	$2,361

ADJUSTED EBITDA	$1,541	$1,429	$(500)	$—	$2,470

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$269	$532	$(758)	$—	$43
Income tax expense (benefit)	(213)	429	—	—	216
Interest expense (income)	(50)	466	10	—	426
Depreciation and amortization	1,426	2	248	—	1,676

EBITDA	$1,432	$1,429	$(500)	$—	$2,361
Stock-based compensation	109	—	—	—	109

ADJUSTED EBITDA	$1,541	$1,429	$(500)	$—	$2,470

A reconciliation of NET INCOME(LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$269	$532	$(758)	$—	$43
Stock-based compensation	109	—	—	—	109
Amortization of intangible assets	—	—	202	—	202

NON-GAAP NET INCOME (LOSS)	$378	$532	$(556)	$—	$354

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Nine Months Ended September 30, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$177,795	$74,701	$—	$252,496
Service fee revenue	64,966	—	—	—	64,966
Service fee revenue — affiliate	6,106	—	—	(6,106)	—
Pass-thru revenue	21,565	—	—	35	21,600

Total revenues	92,637	177,795	74,701	(6,071)	339,062

COSTS OF REVENUES:
Cost of product revenue	—	165,103	68,372	—	233,475
Cost of service fee revenue	46,587	—	—	(2,050)	44,537
Cost of pass-thru revenue	21,565	—	—	35	21,600

Total costs of revenues	68,152	165,103	68,372	(2,015)	299,612

Gross profit	24,485	12,692	6,329	(4,056)	39,450

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	24,774	7,556	8,123	(4,056)	36,397
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	605	—	605

Total operating expenses	24,774	7,556	8,728	(4,056)	37,002

Income (loss) from operations	(289)	5,136	(2,399)	—	2,448
INTEREST EXPENSE (INCOME), NET	(110)	1,216	17	—	1,123

Income (loss) before income taxes	(179)	3,920	(2,416)	—	1,325
INCOME TAX PROVISION (BENEFIT)	(658)	1,464	—	—	806

NET INCOME (LOSS)	$479	$2,456	$(2,416)	$—	$519

NON-GAAP NET INCOME (LOSS)	$917	$2,456	$(1,811)	$—	$1,562

EBITDA	$3,785	$5,148	$(1,666)	$—	$7,267

ADJUSTED EBITDA	$4,223	$5,148	$(1,666)	$—	$7,705

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$479	$2,456	$(2,416)	$—	$519
Income tax expense (benefit)	(658)	1,464	—	—	806
Interest expense (income)	(110)	1,216	17	—	1,123
Depreciation and amortization	4,074	12	733	—	4,819

EBITDA	$3,785	$5,148	$(1,666)	$—	$7,267
Stock-based compensation	438	—	—	—	438

ADJUSTED EBITDA	$4,223	$5,148	$(1,666)	$—	$7,705

A reconciliation of NET INCOME(LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$479	$2,456	$(2,416)	$—	$519
Stock-based compensation	438	—	—	—	438
Amortization of intangible assets	—	—	605	—	605

NON-GAAP NET INCOME (LOSS)	$917	$2,456	$(1,811)	$—	$1,562

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of December 31, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,570	$3,870	$610	$—	$16,050
Restricted cash	1,550	242	216	—	2,008
Accounts receivable, net	21,676	22,103	2,065	(1,298)	44,546
Inventories, net	—	41,382	5,804	—	47,186
Other receivables	—	13,072	—	—	13,072
Prepaid expenses and other current assets	2,222	1,526	54	—	3,802

Total current assets	37,018	82,195	8,749	(1,298)	126,664

PROPERTY AND EQUIPMENT, net	11,544	85	477	—	12,106
NOTES RECEIVABLE FROM AFFILIATES	20,845	—	—	(20,845)	—
INVESTMENT IN AFFILIATES	37,541	—	—	(37,541)	—
IDENTIFIABLE INTANGIBLES	434	—	527	—	961
GOODWILL	—	—	3,602	—	3,602
OTHER ASSETS	1,054	—	134	—	1,188

Total assets	108,436	82,280	13,489	(59,684)	144,521

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$9,045	$13,206	$—	$—	$22,251
Trade accounts payable	9,063	48,640	5,583	(1,298)	61,988
Accrued expenses	12,665	5,434	2,955	—	21,054

Total current liabilities	30,773	67,280	8,538	(1,298)	105,293

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	4,951	—	—	—	4,951
NOTES PAYABLE TO AFFILIATES	—	5,505	15,340	(20,845)	—
OTHER LIABILITIES	1,029	—	163	—	1,192

Total liabilities	36,753	72,785	24,041	(22,143)	111,436

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	10	—	19	(19)	10
Capital contributions		1,000		(1,000)	—
Additional paid-in capital	92,728	—	28,059	(28,059)	92,728
Retained earnings (accumulated deficit)	(22,825)	6,002	(38,618)	(5,952)	(61,393)
Accumulated other comprehensive income	1,855	2,493	(12)	(2,511)	1,825
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	71,683	9,495	(10,552)	(37,541)	33,085

Total liabilities and shareholders’ equity	$108,436	$82,280	$13,489	$(59,684)	$144,521

eCOST.com, Inc.
Selected Operating Data

	Three Months Ended
	September 30,
	2009	2008
Total Customers (1)	2,006,689	1,839,824
Active Customers (2)	224,297	178,610
New Customers (3)	37,079	34,748
Number of Orders (4)	74,770	71,575
Average Order Value (5)	$271	$323
Advertising Expense (6)	$216,475	$273,935
Cost to Acquire a New Customer (7)	$5.84	$5.62

(1)	Total customers have been calculated as the cumulative number of customers for which orders have been taken from eCOST.com’s inception to the end of the reported period.

(2)	Active customers consist of the approximate number of customers who placed orders during the 12 months prior to the end of the reported period.

(3)	New Customers represent the number of persons that established a new account and placed an order during the reported period.

(4)	Number of orders represents the total number of orders shipped during the reported period (not reflecting returns).

(5)	Average order value has been calculated as gross sales divided by the total number of orders during the period presented. The impact of returns is not reflected in average order value.

(6)	Advertising expense includes the total dollars spent on advertising during the reported period, including internet, direct mail, print and e-mail advertising, as well as customer list enhancement services.

(7)	Catalog expense of $0 and $78,814 was not included in the 2009 and 2008 calculation, respectively, as it is used for retention and not acquisition.
# # #